PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2014 Results

Wakefield, MA—July 29, 2014—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $28.3 million or $0.28 per share for the second quarter ended June 30, 2014. Net income was $3.7 million or $0.04 per share for the second quarter ended June 30, 2014.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2014	2013	Increase (Decrease)	2014	2013	Increase (Decrease)

Net Income	$3,713	$4,741	$(1,028)	$7,286	$9,142	$(1,856)

FFO	$28,254	$22,810	$5,444	$57,033	$44,046	$12,987
Per Share Data:
EPS	$0.04	$0.05	$(0.01)	$0.07	$0.10	$(0.03)
FFO	$0.28	$0.25	$0.03	$0.57	$0.50	$0.07

Weighted average shares (diluted)	100,187	91,847	8,340	100,187	87,417	12,770

Comparing results for the second quarter of 2014 to the same period in 2013, FFO increased $5.4 million or $0.03 per share to $28.3 million or $0.28 per share. The FFO increase was primarily from higher property income due to three acquisitions completed since May 2013. The increase was partially offset by higher interest costs. Net Income and EPS was $3.7 million or $0.04 per share for the second quarter of 2014 compared to a net income of $4.7 million or $0.05 per share for the second quarter of 2013.

Comparing results for the six months ended June 30, 2014 to the same period in 2013, FFO increased $13.0 million or $0.07 per share to $57.0 million or $0.57 per share. The FFO increase was primarily from higher property income due to three acquisitions completed since May 2013. The increase was partially offset by higher interest costs and G&A expenses. Net Income and EPS was $7.3 million or $0.07 per share for the six months ended June 30, 2014 compared to a net income of $9.1 million or $0.10 per share for the same period in 2013.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2014, FSP's funds from operations, or FFO, totaled approximately $28.3 million or $0.28 per share, a 12% increase over the same period last year. For the six months ending June 30, 2014, FSP's FFO totaled approximately $57.0 million or $0.57 per share, a 14% increase over the same period last year. Dividend distributions declared for the second quarter of 2014 were approximately $19.0 million or $0.19 per share. Our directly-owned real estate portfolio of 39 properties, totaling approximately 9.7 million square feet, was approximately 94% leased as of June 30, 2014, and our comparative same-store rental growth totaled approximately 2.8% through the first six months of 2014.

Currently, we are in active efforts to potentially sell a number of our suburban office assets that we believe are no longer core to our long-term strategy. We would anticipate recycling proceeds from these sales into new acquisitions of urban in-fill office properties within one or more of our five primary markets. Results from these efforts should become known during the second half of this year.

As we begin the third quarter of 2014, our property portfolio is operating smoothly with generally improving rental metrics in most of our locations. We remain very optimistic about our continuing growth prospects for the balance of 2014 and beyond.”

Dividend Update

On July 11, 2014, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2014 of $0.19 per share of common stock that will be paid on August 14, 2014 to stockholders of record on July 25, 2014.

FFO Guidance

Our full year FFO guidance for 2014 is reiterated to be in the range of $1.09 to $1.12 per diluted share. This guidance (a) excludes the impact of future acquisitions, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions in the coming year. We will update guidance quarterly in our earnings releases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of June 30, 2014. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

_________________________________________________________________________________________

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2014	2013	2014	2013

Net income	$3,713	$4,741	$7,286	$9,142
GAAP loss from non-consolidated REITs	552	196	1,036	383
FFO from non-consolidated REITs	351	696	770	1,343
Depreciation & amortization	23,638	17,044	47,927	33,028
NAREIT FFO	28,254	22,677	57,019	43,896
Acquisition costs of new properties	—	133	14	150
Funds From Operations (FFO)	$28,254	$22,810	$57,033	$44,046

Per Share Data
EPS	$0.04	$0.05	$0.07	$0.10
FFO	$0.28	$0.25	$0.57	$0.50

Weighted average shares (basic and diluted)	100,187	91,847	100,187	87,417

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for July 30, 2014 at 9:00 a.m. (ET) to discuss the second quarter 2014 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013

Revenue:
Rental	$60,994	$46,017	$122,591	$88,859
Related party revenue:
Management fees and interest income from loans	1,671	1,643	3,314	3,265
Other	76	12	99	43
Total revenue	62,741	47,672	126,004	92,167

Expenses:
Real estate operating expenses	14,995	11,116	30,066	21,886
Real estate taxes and insurance	9,763	7,308	19,014	13,903
Depreciation and amortization	23,563	16,921	47,863	32,702
Selling, general and administrative	3,148	3,204	6,420	5,736
Interest	6,891	4,174	14,067	8,382

Total expenses	58,360	42,723	117,430	82,609

Income before interest income, equity in losses of
non-consolidated REITs and taxes	4,381	4,949	8,574	9,558
Interest income	1	4	2	5
Equity in losses of non-consolidated REITs	(552)	(195)	(1,036)	(383)

Income before taxes on income	3,830	4,758	7,540	9,180
Taxes on income	117	115	254	234

Income from continuing operations	3,713	4,643	7,286	8,946

Discontinued operations:
Income from discontinued operations, net of income tax	—	98	—	196
Total discontinued operations	—	98	—	196

Net income	$3,713	$4,741	$7,286	$9,142

Weighted average number of shares outstanding,
basic and diluted	100,187	91,847	100,187	87,417

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.04	$0.05	$0.07	$0.10
Discontinued operations	—	—	—	—
Net income per share, basic and diluted	$0.04	$0.05	$0.07	$0.10

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2014	2013
Assets:
Real estate assets, net	$1,549,963	$1,568,338
Acquired real estate leases, less accumulated amortization
of $88,454 and $69,848, respectively	161,519	183,454
Investment in non-consolidated REITs	79,405	80,494
Cash and cash equivalents	18,455	19,623
Restricted cash	728	643
Tenant rent receivables, less allowance for doubtful accounts
of $175 and $50, respectively	2,867	5,102
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	46,021	42,261
Prepaid expenses and other assets	9,006	10,506
Related party mortgage loan receivables	88,436	99,746
Other assets: derivative asset	2,626	5,321
Office computers and furniture, net of accumulated depreciation
of $891 and $747, respectively	710	709
Deferred leasing commissions, net of accumulated amortization
of $17,099 and $15,031, respectively	28,861	27,837
Total assets	$1,988,597	$2,044,034

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$296,500	$306,500
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	34,590	44,137
Accrued compensation	2,052	2,985
Tenant security deposits	4,259	4,027
Other liabilities: derivative liability	5,985	2,044
Acquired unfavorable real estate leases, less accumulated amortization
of $7,503 and $6,926, respectively	12,467	14,175
Total liabilities	975,853	993,868

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive income (loss)	(3,359)	3,277
Accumulated distributions in excess of accumulated earnings	(257,463)	(226,677)
Total stockholders’ equity	1,012,744	1,050,166
Total liabilities and stockholders’ equity	$1,988,597	$2,044,034

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$7,286	$9,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	48,854	33,968
Amortization of above market lease	63	(82)
Equity in losses of non-consolidated REITs	1,036	383
Increase (decrease) in bad debt reserve	125	(1,190)
Changes in operating assets and liabilities:
Restricted cash	(85)	(27)
Tenant rent receivables	2,110	608
Straight-line rents	(3,323)	(1,842)
Lease acquisition costs	(437)	(669)
Prepaid expenses and other assets	503	(870)
Accounts payable, accrued expenses and other items	(8,405)	(1,244)
Accrued compensation	(933)	(863)
Tenant security deposits	232	585
Payment of deferred leasing commissions	(3,908)	(3,711)
Net cash provided by operating activities	43,118	34,188
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(7,578)	(164,189)
Acquired real estate leases	—	(28,105)
Investment in non-consolidated REITs	—	4,752
Distributions in excess of earnings from non-consolidated REITs	54	54
Repayment of related party mortgage loan receivable	13,880	—
Investment in related party mortgage loan receivable	(2,570)	(3,950)
Changes in deposits on real estate assets	—	(3,000)
Net cash provided by (used in) investing activities	3,786	(194,438)
Cash flows from financing activities:
Proceeds from stock offering	—	241,500
Offering costs	—	(10,789)
Distributions to stockholders	(38,072)	(31,516)
Repayments of bank note payable	(20,000)	(45,250)
Borrowings under bank note payable	10,000	10,000
Net cash provided by (used in) financing activities	(48,072)	163,945
Net increase (decrease) in cash and cash equivalents	(1,168)	3,695
Cash and cash equivalents, beginning of year	19,623	21,267
Cash and cash equivalents, end of period	$18,455	$24,962

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2014	359,210	3.7%
2015	756,895	7.8%
2016	956,247	9.9%
2017	1,062,897	11.0%
2018	916,902	9.5%
Thereafter (2)	5,634,064	58.1%
	9,686,215	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 576,155 square feet of current vacancies.

(dollars & square feet in 000's)			As of June 30, 2014
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$ 398,816	25.7%	2,537	26.2%
Colorado	6	451,686	29.1%	2,118	21.9%
Georgia	3	223,670	14.4%	1,396	14.4%
Virginia	4	94,466	6.1%	685	7.1%
Minnesota	2	43,045	2.7%	628	6.5%
Missouri	3	63,235	4.1%	477	4.9%
North Carolina	3	64,549	4.2%	431	4.4%
Illinois	2	47,158	3.1%	372	3.8%
Maryland	1	51,935	3.4%	325	3.4%
Florida	1	43,785	2.8%	213	2.2%
Indiana	1	33,415	2.2%	205	2.1%
California	2	20,621	1.3%	182	1.9%
Washington	1	13,372	0.9%	117	1.2%
	39	$ 1,549,753	100.0%	9,686	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended		Six Months Ended
(in thousands)	30-Jun-14	30-Jun-13	30-Jun-14	30-Jun-13

Tenant improvements	$1,837	$5,754	$2,970	$7,483
Deferred leasing costs	2,795	1,087	3,907	3,900
Building improvements	2,202	1,622	3,321	2,740
	$6,834	$8,463	$10,198	$14,123

Square foot & leased percentages	June 30,	December 31,
	2014	2013

Owned portfolio of commercial real estate
Number of properties	39	39
Square feet	9,686,215	9,685,285
Leased percentage	94.1%	94.1%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,500	1,395,500
Leased percentage	65.5%	64.1%

Single Asset REITs (SARs) managed
Number of properties	11	12
Square feet	2,687,775	3,067,199
Leased percentage	89.1%	87.4%

Total owned, investments & managed properties
Number of properties	52	53
Square feet	13,769,490	14,147,984
Leased percentage	90.2%	89.7%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-14	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,429	56.1%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	80.5%	27.0%
			1,395,500	65.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	31-Mar-14	Leased (2)	30-Jun-14	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	83.6%	82.5%	87.8%	86.2%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	97.3%	89.4%	97.3%	97.3%
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	98.3%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	54.4%	54.4%	56.5%	55.8%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	91.0%	91.0%	91.0%	91.0%
10	PARK TEN	Houston, TX	157,460	100.0%	100.0%	80.3%	86.8%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	81.1%	93.7%
12	ADDISON	Addison, TX	293,926	94.3%	94.3%	97.3%	95.3%
13	COLLINS CROSSING	Richardson, TX	298,766	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	99.1%	99.1%	99.1%	99.1%
16	LIBERTY PLAZA	Addison, TX	218,934	96.0%	96.0%	96.0%	96.0%
17	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	99.9%	99.9%
18	380 INTERLOCKEN	Broomfield, CO	240,184	95.2%	88.5%	95.2%	95.2%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	100.0%	100.0%	100.0%	100.0%
22	ONE OVERTON PARK	Atlanta, GA	387,267	98.9%	98.9%	98.9%	98.9%
23	390 INTERLOCKEN	Broomfield, CO	241,516	69.4%	69.4%	70.1%	69.8%
24	EAST BALTIMORE	Baltimore, MD	325,445	77.8%	77.8%	81.2%	81.1%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	136,658	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	475,012	90.7%	90.7%	90.3%	90.3%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	ONE RAVINIA DRIVE	Atlanta, GA	386,603	93.6%	91.4%	93.7%	93.7%
36	WESTCHASE I & II	Houston, TX	629,025	97.1%	97.1%	97.5%	97.5%
37	1999 BROADWAY	Denver, CO	673,839	95.6%	95.7%	92.6%	92.7%
38	999 PEACHTREE	Atlanta, GA	621,946	93.0%	93.8%	93.5%	93.5%
39	1001 17th STREET	Denver, CO	655,420	88.5%	88.5%	88.5%	88.5%

	TOTAL WEIGHTED AVERAGE		9,686,215	94.5%	94.2%	94.1%	94.3%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of June 30, 2014
			% of
	Tenant	Sq Ft	Portfolio
1	TCF National Bank	263,111	2.7%
2	Quintiles Transnational Corp	259,531	2.7%
3	CITGO Petroleum Corporation	248,399	2.6%
4	Sutherland Asbill Brennan LLP	243,839	2.5%
5	Newfield Exploration Company	234,495	2.4%
6	US Government (a)	229,752	2.4%
7	Burger King Corporation	212,619	2.2%
8	Denbury Onshore, LLC	202,600	2.1%
9	RGA Reinsurance Company	197,354	2.0%
10	SunTrust Bank (b)	182,888	1.9%
11	Citicorp Credit Services, Inc	176,848	1.8%
12	C.H. Robinson Worldwide, Inc	153,028	1.6%
13	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
14	Houghton Mifflin Harcourt Publishing Company	150,050	1.5%
15	Petrobras America, Inc.	144,813	1.5%
16	Murphy Exploration & Production Company	144,677	1.5%
17	Argo Data Resource Corporation	138,540	1.4%
18	Monsanto Company	127,778	1.3%
19	Federal National Mortgage Association	123,144	1.3%
20	Giesecke & Devrient America	123,098	1.3%
	Total	3,708,356	38.3%

(a) Includes 180,444 and 37,813 square feet which expire in 2018 & 2014, respectively.

The remaining 11,495 square feet expire between 2015 - 2020.

(b) Includes 55,388 square feet which expires October 31, 2016.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.